Exhibit 99

Contact:	Paula Graff
Nortech Systems Incorporated
(952) 345-2244
or
Warren Djerf
Brookside Communications Group
952-920-3908 / warren@brookcomm.net

May 6, 2015

Nortech Systems Reports First Quarter Results

MINNEAPOLIS — Nortech Systems Incorporated (NASDAQ: NSYS) today reported net sales of $26.5 million for the first quarter ended March 31, 2015, compared with $26.1 million in the first quarter of 2014.

“We’re pleased our quarterly sales increased 1.5 percent year over year despite continued macroeconomic challenges impacting some of our larger global customers,” said Rich Wasielewski, Nortech Systems’ president and CEO. “Our largest market — industrial — showed strong revenue growth, increasing 17 percent.” Nortech’s business development teams have embraced the ‘One Nortech’ cross-selling approach, evidenced by recent contract wins for higher-level assemblies integrating Nortech’s full capabilities and engineering support. The company’s 90-day backlog rose six percent since Dec. 31, 2014.

Nortech reported an operating loss of $202,000 for the first quarter of 2015, compared with operating income of $236,000 for the same period in 2014. The net loss for the first quarter of 2015 was $193,000, or $0.07 per diluted common share; this compares with net income of $86,000, or $0.03 per diluted common share, for the first quarter of 2014.

“After finishing 2014 strong, our first-quarter profitability was impacted by a number of factors,” noted Wasielewski. “These included our product mix, ramp-up costs for new programs and macroeconomic forces.” He continued, “We’re adjusting our cost structure to better match our short-term demand and business conditions, which we see continuing into the second quarter. We remain committed to business development spending that stimulates top-line growth and strategic initiatives that strengthen Nortech.”

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These initiatives include adding printed circuit board assembly capabilities to Nortech’s Mexico facility and expanding into Asia to capitalize on opportunities for business development and material sourcing.

“We expect to start realizing the benefits of these initiatives and activities in the second half of 2015,” he explained.

As evidence of Nortech’s commitment to customer satisfaction, the company recently received a prestigious 2015 supplier excellence award from its largest medical customer. “All our employees should take pride in this major accomplishment, which illustrates their dedication to delivering on our service promise: we thrive on helping our customers succeed,” concluded Wasielewski.

Conference Call

Nortech Systems announces a conference call to be held at 10:00 a.m. (CDT) on Thursday, May 7, 2015, to discuss the company’s first quarter results. Anyone interested in participating in the conference can access the call by dialing 877-407-8031 from within the United States, or 201-689-8031 if calling internationally. An audio webcast and replay of this conference call can be accessed at the investor relations portion of Nortech Systems’ website at www.nortechsys.com or at www.investorcalendar.com. A podcast (MP3 download) will also be available. The telephone replay will be available through May 21, 2015, by dialing 877-660-6853 (from U.S.) or 201-612-7415 (International). To access the replay, the conference ID 13607695 is required.

About Nortech Systems Incorporated

Nortech Systems Incorporated (www.nortechsys.com), based in Wayzata, Minn., is a full-service electronics manufacturing services (EMS) provider of wire and cable assemblies, printed circuit board assemblies, and higher-level complete box build assemblies for a wide range of industries.  Markets served include industrial equipment, aerospace/defense and medical. The company has manufacturing capabilities in the U.S. and Latin America. Nortech Systems Incorporated is traded on the NASDAQ Stock Market under the symbol NSYS.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  While this release is based on management’s best judgment and current expectations, actual results may differ and involve a number of risks and uncertainties.  Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: volatility in market conditions which may affect market supply of and demand for the company’s products; increased competition; changes in the reliability and efficiency of operating facilities or those of third parties; risks related to availability of labor; commodity and energy cost instability; general economic, financial and business conditions that could affect the company’s financial condition and results of operations; as well as risk factors listed from time to time in the company’s filings with the SEC.

Condensed Consolidated Statements of Operations

	Three months ended Mar. 31,
	Unaudited
	2015	2014
Net Sales	$26,539,622	$26,149,142
Income (Loss) from Operations	(201,601)	236,221

Other Expense	(95,186)	(100,064)
Income before Income Taxes	(296,787)	136,157
Income Tax (Benefit) Expense	(104,000)	50,000
Net Income (Loss)	$(192,787)	$86,157
Net Income (Loss) Per Basic and Diluted Common Share	$(0.07)	$0.03
Weighted Average Number of Common Shares — Basic	2,742,992	2,742,992
Diluted	2,742,992	2,747,858

Condensed Consolidated Balance Sheets

	March 31, 2015 (Unaudited)	Dec. 31, 2014
Current Assets	$37,983,468	$37,680,468
Property and Other Long-term Assets	11,367,920	11,005,844
Total Assets	$49,351,388	$48,686,312

Current Liabilities	$13,269,051	$13,369,831
Long-term Liabilities	13,443,063	12,488,089
Shareholders’ Equity	22,639,274	22,828,392
Total Liabilities and Shareholders’ Equity	$49,351,388	$48,686,312